Exhibit 16

December 22, 2006

Securities and Exchange Commission
Washington, D.C. 20549-7561

Commissioners:

We have read Firstgold Corp.'s statements included under Item 4.01 of its Form 8-K filed on December 22, 2006, and we agree with such statements concerning our firm.

Sincerely

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP